                                                                    EXHIBIT 99.1







(SCANSOFT LOGO)

                                                                    NEWS RELEASE
                                                             FROM ScanSoft, INC.

                                                           FOR IMMEDIATE RELEASE


CONTACTS:

Richard Mack
ScanSoft, Inc.
Tel: 978/977-2175
Email: richard.mack@scansoft.com


                    SCANSOFT, INC. ANNOUNCES PRELIMINARY
                             SECOND QUARTER RESULTS

PEABODY, MASS., AUGUST 6, 2003 - ScanSoft, Inc. (NASDAQ: SSFT), a leading supplier of imaging, speech and language solutions, today announced preliminary financial results for its second quarter ended June 30, 2003.

The company expects second quarter 2003 revenue to be in the range of $27.6 million to $27.9 million. The company expects second quarter 2003 net income before amortization of acquisition-related intangible assets and restructuring and other charges to be $1.3 million to $1.4 million, or $0.02 per diluted share. After including amortization of acquisition-related intangibles and restructuring and other charges, ScanSoft expects to report a second quarter 2003 net loss of $2.6 million to $2.5 million, or $0.04 per share. By comparison, for the second quarter 2002, the company reported revenue of $26.2 million with earnings of $0.05 per diluted share, before amortization of acquisition-related intangibles, and earnings of $0.03 per diluted share, after including amortization of acquisition-related intangibles. In the second quarter 2003, ScanSoft expects to record restructuring and other charges of approximately $0.8 million. The company will report final financial results for the quarter on Thursday, August 14, 2003, before market open.

"Second quarter revenue for both imaging and speech is expected to be flat versus the first quarter 2003 and, in total, five to seven percent higher than the second quarter last year," said Paul Ricci, chairman and CEO of ScanSoft. "During the quarter, we saw good performance from PaperPort, Dragon NaturallySpeaking, and embedded speech within the automotive sector."

Ricci continued, "Two areas of disappointment were, first, embedded text-to-speech for games and consumer devices in Asia, caused by the complexity of migrating our partners to a new product line and the SARS epidemic, and, second, network speech where we experienced delays in licensing as partners and customers waited for the company to clarify its intentions in merging ScanSoft and SpeechWorks solutions. Each of these two areas unfavorably impacted revenue by approximately $1.5 million. We expect to see a continued adverse impact from these two factors in the third quarter."
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SCANSOFT, INC. ANNOUNCES PRELIMINARY SECOND-QUARTER 2003 FINANCIAL RESULTS
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"The Company expects to announce its post-acquisition product direction on or shortly following the closing of the SpeechWorks transaction. Integration activities have proceeded as planned and details will be provided when ScanSoft reports its final second quarter results," concluded Ricci.

SECOND QUARTER CONFERENCE CALL ON THURSDAY, AUGUST 14, 2003, AT 8:30 A.M. ET ScanSoft management will conduct a conference call on Thursday, August 14, 2003 at 8:30 a.m. ET to discuss its second quarter results, the planned merger with SpeechWorks, Inc. and its outlook for the combined entity for remainder of 2003. Those who wish to listen to the live broadcast should visit the Investor Relations section of the Company's Web site at www.scansoft.com at least 15 minutes prior to the event and follow the instructions provided to assure that the necessary audio applications are downloaded and installed. The conference call can be heard live by dialing (719) 457-2679 or (800) 500-0177 five minutes prior to the call. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (888) 203-1112 or (719) 457-0820 and refer to confirmation code 221491.

ABOUT SCANSOFT, INC.

ScanSoft, Inc. is a leading supplier of imaging, speech and language solutions that automate a wide range of manual processes - saving time, increasing worker productivity and improving customer service. For more information regarding ScanSoft products and technologies, please visit www.scansoft.com.


                                      # # #

ADDITIONAL INFORMATION AND WHERE TO FIND IT

ScanSoft filed a registration statement on Form S-4 in connection with the proposed merger, and ScanSoft and SpeechWorks filed with the SEC and mailed to their respective stockholders a joint proxy statement/prospectus in connection with the proposed merger. Investors and security holders are urged to read the joint proxy statement/prospectus because it contains important information about ScanSoft, SpeechWorks and the proposed merger. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus at the Securities and Exchange Commission's web site at <www.sec.gov> <<http://www.sec.gov>>. A free copy of the joint proxy statement/prospectus may also be obtained by contacting ScanSoft or SpeechWorks.

ScanSoft and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and SpeechWorks in connection with the proposed merger. Information regarding the special interests of these directors and executive officers in the proposed merger is included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in ScanSoft's proxy statement for its 2003 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on or about April 30, 2003. This document is available free of charge at the Securities and Exchange Commission's web site at <www.sec.gov> and from ScanSoft.

SpeechWorks and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of ScanSoft and SpeechWorks in connection with the proposed merger. Information regarding the special interests of these directors and executive officers in the proposed merger is included in the joint proxy statement/prospectus described above. Additional information regarding these directors and executive officers is also included in SpeechWorks' proxy statement for its 2003 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on or about April 25, 2003. This document is available free of charge at the Securities and Exchange Commission's web site at <www.sec.gov> and from SpeechWorks.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding the following: revenues, earnings and earnings per share; acquisition-related restructuring and other charges; integration activities; existing products and services; the future performance of the speech and language business and the digital imaging business; and future prospects regarding product lines, sales channels and international operations. Such statements are based on current expectations that are subject to a number of risks and uncertainties, and actual results may differ materially. These risks and uncertainties include, without limitation, the following: economic conditions in the United States and abroad; ScanSoft's ability to control and successfully manage its expenses, inventory and cash position; fluctuations in demand for ScanSoft's existing and future products; the effects of competition, including pricing pressure; possible defects in products and technologies; ScanSoft's dependence on OEM customers;
and difficulties with integrating product plans and operations of acquired businesses. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in ScanSoft's filings with the
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Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, its most recent quarterly report on Form 10-Q for the quarter ended March 31, 2003 and its S-1 Registration Statement, amended as of June 20, 2003. ScanSoft undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this document.


                                 ScanSoft, Inc.
              Reconciliation of Supplemental Financial Information
                      (in 000's, except per share amounts)
                                    Unaudited

                                                                Three months
                                                                   ended
                                            Three months ended    June 30,
                                               June 30, 2002        2002
                                           --------------------   --------
                                           --------    --------   --------
                                             Low         High       Actual
                                           --------    --------   --------
Revenue                                    $ 27,600    $ 27,900    $ 26,184

GAAP NET INCOME (LOSS)                     $ (2,600)   $ (2,500)   $  1,950

Cost of revenue from amortization of
intangible assets                             2,700       2,700       1,976

Amortization of intangible assets               400         400         253

Restructuring and other charges                 800         800          --
                                           --------    --------    --------
Net income excluding acquisition
related amortization and restructuring
and other charges                          $  1,300    $  1,400    $  4,179
                                           ========    ========    ========


Net income per share, excluding
acquisition related amortization and
restructuring and other charges: basic     $   0.02    $   0.02    $   0.06
                                           ========    ========    ========



Net income per share, excluding
acquisition related amortization and
restructuring and other charges: diluted   $   0.02    $   0.02    $   0.05
                                           ========    ========    ========

Shares used in computing net income per
share, excluding acquisition related
amortization and restructuring and
other charges:


Weighted average common shares: basic        69,383      69,383      67,595
                                           ========    ========    ========

Weighted average common and
  common equivalent shares: diluted          81,132      81,132      76,677
                                           ========    ========    ========


This press release and the reconciliation contained herein, disclose certain financial measures that exclude acquisition-related amortization and restructuring charges that may be considered non-GAAP financial measures. Generally a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures are provided to enhance the user's overall understanding of ScanSoft's current financial performance and ScanSoft's prospects for the future. Management believes that these measures are more representative of ScanSoft's operating performance because they exclude identified non-cash and restructuring charges that are not necessarily relevant to an understanding of ScanSoft's
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SCANSOFT, INC. ANNOUNCES PRELIMINARY SECOND-QUARTER 2003 FINANCIAL RESULTS
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business or the prospects for ScanSoft's future performance. These measures, however, should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with generally accepted accounting principles. The non-GAAP measures included in our press release have been reconciled to the nearest GAAP measure.